Exhibit 99.1

Foamix Announces Appointment of Sharon Barbari to Board of Directors

Rehovot, Israel, and Bridgewater, NJ – January 23, 2019 – Foamix Pharmaceuticals Ltd. (NASDAQ: FOMX), a clinical stage specialty pharmaceutical company focused on developing and commercializing proprietary topical foams to address unmet needs in dermatology, today announced the appointment of Sharon Barbari to its Board of Directors.

“We welcome Sharon to Foamix and are confident that she will add significant value as a board member. She brings extensive executive leadership and diverse board level experience in the pharma and biotech industries,” said Dr. Stanley Hirsch, Chairman of the Board of Foamix. “Her appointment reflects our commitment to ensuring that we have a broad mix of skills on Foamix’s board as we make preparations to becoming a fully integrated, commercial stage company.”

“I am honored to join Foamix’s Board of Directors and I look forward to helping guide the company through its anticipated upcoming pivotal milestones for its lead candidates FMX101 and FMX103,” said Ms. Barbari. “I look forward to working with management and the Board to maximize the Company’s growth opportunities and help create value for Foamix shareholders.”

Ms. Barbari joins Foamix’s Board with over 40 years of pharmaceutical and biotechnology experience. From 2004 to 2017, she was Chief Financial Officer at Cytokinetics.  Ms. Barbari spent four years from 1998 to 2002 in senior financial roles at Gilead Sciences, including CFO.  In this position, she led the finance, accounting and information technology functions during a period of significant growth for Gilead and was involved in making finance and IT preparations for the scale up and launch of the company’s first antiviral, Viread®.  Ms. Barbari was also employed as CFO and SVP of Finance and Administration at InterMune and VP of Strategic Planning at Foote, Cone & Belding Healthcare.  She began her career at Syntex Corporation/Roche Pharmaceuticals where she held various roles of increasing responsibility from 1972 to 1996.

Ms. Barbari currently serves as a board member for Sonoma Pharmaceuticals, a publicly-traded pharmaceutical company developing differentiated therapies for chronic skin conditions, and as a board member for the Association of Bioscience Finance Officers, a national non-profit professional group. Previously, she was a board member for Phytogen Life Sciences. In 2017, Ms. Barbari was a recipient of the YWCA Silicon Valley Tribute to Women Awards. She received her B.S. in accounting from San Jose State University.

About Foamix Pharmaceuticals
Foamix is a specialty pharmaceutical company focused on the development and commercialization of proprietary, innovative and differentiated topical drugs for dermatological therapy. Our leading clinical stage product candidates are FMX101, our novel minocycline foam for the treatment of moderate-to-severe acne and FMX103, our novel minocycline foam for the treatment of rosacea. We continue to pursue research & development of our proprietary, innovative foam technologies for the treatment of various skin conditions. We currently have development and license agreements relating to our technology with various pharmaceutical companies including LEO Pharma A/S and others.

Foamix uses its website (www.Foamix.com) as a channel to distribute information about Foamix and its product candidates from time to time. Foamix may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Foamix’s website in addition to following its press releases, filings with the Securities & Exchange Commission, public conference calls, and webcasts.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the future development plans of FMX101 and FMX103 and the Company’s commercial activities. All statements other than statements of historical facts are forward-looking statements. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but not limited to, determination by the FDA that results from clinical trials are not sufficient to support registration or marketing approval of FMX101; the risk that FMX101 product candidate will not be successfully developed, approved or commercialized; unexpected delays in clinical trials or announcement of results; our ability to effectively and timely conduct clinical trials in light of excess costs or unfavorable results of clinical trials; delays or denial in the U.S. regulatory approval process and the risks that the current or planned clinical trials will be insufficient to support future regulatory submissions or to support marketing approval in the United States of our product candidates; additional competition in the acne and dermatology markets; risks associated with denial of reimbursement by third party payors; our ability to raise additional capital; and our ability to recruit and retain key employees. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. Although we believe these forward-looking statements are reasonable, they speak only as of the date of this release and we undertake no obligation to update this information to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Contact: Ilan Hadar, CFO & Country Manager Foamix Pharmaceuticals Ltd. +972-8-9316233 ilan.hadar@foamixpharma.com	U.S. Investor Relations Michael Rice LifeSci Advisors, LLC 646-597-6979 mrice@lifesciadvisors.com